EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Johannes Petersen, President, Secretary, Treasurer and Director of Century Petroleum Corp., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           the Quarterly Report on Form 10-QSB of Century Petroleum Corp. for the quarterly period ended July 31, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Century Petroleum Corp.

Dated: September 19, 2006

/s/ Johannes Petersen

Johannes Petersen

President, Secretary, Treasurer and Director

(Principal Executive Officer and Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Century Petroleum Corp. and will be retained by Century Petroleum Corp. and furnished to the Securities and Exchange Commission or its staff upon request.